Exhibit 3.1
AMENDED AND RESTATED BYLAWS

OF

AVERY DENNISON CORPORATION
(Adopted as of February 22, 2024)

i

ii

AMENDED AND RESTATED BYLAWS

OF

AVERY DENNISON CORPORATION

(A Delaware Corporation)
Avery Dennison Corporation (hereinafter called the “corporation”), pursuant to the provisions of Section 109 of the General Corporation Law of the State of Delaware, as amended (the “General Corporation Law”) adopts these Amended and Restated Bylaws (hereinafter, the “Bylaws”), which restate, amend and supersede the bylaws of the corporation, as previously amended and restated, in their entirety as described below:
ARTICLE I

OFFICES
Section 1.    Registered Office.
The registered office of the corporation in the State of Delaware shall be as set forth in the certificate of incorporation of the corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).
Section 2.    Principal Executive Office.
The principal executive office for the transaction of the business of the corporation shall be designated by the board of directors and located either within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require. The board of directors is hereby granted full power and authority to change the principal executive office from one location to another.
Section 3.    Other Offices.
The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine, or the business of the corporation may require.
ARTICLE II

STOCKHOLDERS
Section 1.    Place of Meetings.
Meetings of stockholders shall be held at any place, if any, within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead be held by means of remote communication as provided under the General Corporation Law.

Section 2.    Annual Meetings of Stockholders.
The annual meeting of stockholders shall be held on the last Thursday in April of each year, or on such other day, which shall not be a legal holiday, and at such time as shall be determined by the board of directors. Any previously scheduled annual meeting of stockholders may be postponed, rescheduled or cancelled by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of stockholders.
Section 3.    Special Meetings.
A special meeting of the stockholders may be called at any time by the board of directors, or by a majority of the directors or by a committee authorized by the board to do so. Any previously scheduled special meeting of the stockholders may be postponed, rescheduled or cancelled by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at any special meeting of the stockholders shall be limited to the purpose stated in the notice of meeting.
Section 4.    Notice of Stockholders’ Meetings.
All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed, unless otherwise required by law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (i) in case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.
Section 5.    Manner of Giving Notice; Affidavit of Notice.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of any meeting of stockholders may be given either personally or by mail or other written communication or by electronic transmission addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Whenever notice is required to be given to any stockholder to whom (1) notice of 2 consecutive annual meetings, and all notices of meetings or of the taking of action by consent without a meeting to such person during the period between such 2 consecutive annual meetings, or (2) all, and at least 2, payments (if sent by first-class mail) of dividends or interests or securities during a 12 month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice shall not be required. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. If mailed, notice shall be deemed to have been given at the time when deposited in the United States mail, postage prepaid, or if delivered personally or sent by means of electronic transmission, notice shall be deemed to have been given at the time provided in accordance with applicable law.
An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

Section 6.    Quorum.
The presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 7.    Adjourned Meeting and Notice Thereof.
Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned or recessed from time to time by the Chairman of the meeting, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.
When any meeting of stockholders, either annual or special, is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof (and, in the event that the adjourned meeting is to be conducted by means of remote communications, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting) are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.
Section 8.    Voting.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II. Such vote may be by voice vote or by ballot, at the discretion of the Chairman of the meeting. If a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares present or represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different or minimum vote is required by the General Corporation Law, the certificate of incorporation (including the certificate of designations of preferences as to any preferred stock), these Bylaws, or the rules and regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any rule or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on such matter.
At a stockholders’ meeting involving the election of directors, no stockholder shall be entitled to cumulate (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder’s shares). The required vote for the election of directors shall be as set forth in Section 15 of this Article II.
Section 9.    Waiver of Notice by Absent Stockholders.
The actions of stockholders taken at any meeting thereof, either annual or special, however called and noticed, and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, gives a waiver of notice of such meeting. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.
Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 10.    No Stockholder Action by Written Consent Without a Meeting.
Stockholders may take action only at a regular or special meeting of stockholders.
Section 11.    Record Date for Stockholder Notice and Voting.
For purposes of determining the holders entitled to notice of any meeting or adjournment thereof or to vote at such meeting, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the General Corporation Law.
If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Section 12.    Proxies.
Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by proxy. A written proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or electronic transmission or otherwise) by the stockholder or the stockholder’s attorney in fact. A proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing or electronic transmission delivered to the corporation stating that the proxy is revoked, by delivering to the corporation a new proxy bearing a later day or by attendance at the meeting and voting in person; provided, however, that no such proxy shall be valid after the expiration of three years from the date of such proxy, unless otherwise provided in the proxy.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.
Section 13.    Inspectors of Election; Opening and Closing the Polls.
The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 14.    Nomination and Stockholder Business.
(A)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any duly authorized committee thereof, (c) by the proper request of any stockholder of the corporation present in person who was a stockholder of record of the corporation at the time the notice provided for in this Bylaw is delivered to the secretary of the corporation and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw, or (d) with respect to nominations, in accordance with Section 17 of Article II of these Bylaws. Clauses (c) and (d) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders and clause (c) of the immediately preceding sentence shall be the exclusive means for a stockholder to make other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders. For purposes of this Section 14, “present in person” shall mean that the stockholder proposing that the nomination or business be brought before the annual meeting of the corporation, or a qualified representative (as defined below) of such proposing stockholder, appear at such annual meeting.
(2)    Without qualification or limitation, for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 14, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)    Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased, effective at the annual meeting, and there is no public announcement by the corporation naming the nominees for the additional directorships or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as often (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 14 or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any duly authorized committee thereof or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation present in person who is a stockholder of record both at the time the notice provided for in this Bylaw is delivered to the secretary of the corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Bylaw. The foregoing clause (2) of this Section 14(B) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at a special meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 16 of this Article II of these Bylaws and provide any updates or supplements to such notice at the time and in the form required by this Section 14) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)    Disclosure Requirements. (1) To be proper in form, a stockholder’s notice (whether given pursuant to paragraph (A) or paragraph (B) of this Bylaw) to the secretary must include the following, as applicable.
(a)    As to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (c) below: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, (ii) such person’s written consent to being named in a proxy statement and accompanying proxy card as a nominee and to serving as a director if elected for a full term until the next meeting at which such nominee would face reelection, (iii) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 14 of these Bylaws if such candidate for nomination were a stockholder and (iv) a description of all direct and indirect material interest in any material contract or agreement between or among any stockholder, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant;
(b)    As to any other business that the stockholder proposes to bring before the meeting other than a nomination of a director or directors, in addition to the matters set forth in paragraph (c) below: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the stockholders and (y) between or among any stockholder and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (v) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act;
(c)    As to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any of their respective affiliates (such affiliates, the “Stockholder Associated Persons”): (i) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, if any, or any Stockholder Associated Person, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and any Stockholder Associated Person, including any shares of any class or series of capital stock of the corporation as to which such stockholder, such beneficial owner or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (“Short Interests”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice and any updates and supplements thereof, and (H) any direct or indirect interest of such stockholder, beneficial owner or Stockholder Associated Person in any contract with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder, the beneficial owner, if any, or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and/or (y) for nomination, a representation that the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect any nominee and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and (v) any other information relating to such stockholder, beneficial owner, if any, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(d)    With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include the completed and signed questionnaire, representation and agreement required by Section 16 of this Article II of these Bylaws. The board of directors may also require any proposed nominee to furnish such other information as it may reasonably request in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the board of directors may request such other information to enable it to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or to comply with the director qualification standards and additional selection criteria in accordance with the corporation’s corporate governance guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the request by the board of directors has been delivered to, or mailed and received by, the stockholder proposing the director nominee; and
(e)    The names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nomination(s) or other business proposal(s) and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholders or other beneficial owners.
(2)    For purposes of this Bylaw, (i) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, (ii) “affiliates” shall have the meaning- set forth in Rule 405 under the Securities Act of 1933, as amended, (iii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York and (iv) “close of business” means 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day.
(3)    Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in this Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A) or paragraph (B) of this Bylaw (other than, as provided in the penultimate sentence of (A)(1), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Bylaw shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors, if and to the extent provided for under law, pursuant to any applicable provisions of the certificate of incorporation or these Bylaws.
(D)    General.
(1) Notwithstanding anything to the contrary in this Section 14, in no event may a stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the annual meeting or special meeting, as applicable.
(2) Only such persons who have been properly nominated in accordance with the procedures set forth in this Bylaw or Section 17 of Article II of these Bylaws shall be eligible to be elected at a meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of the meeting (or, in advance of any meeting of stockholders, the board of directors or any duly authorized committee thereof) shall (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (C)(1)(c)(iv) of this Bylaw) and (b) if any proposed nomination or business was not made or proposed in compliance with this Bylaw, declare that such proposed nomination or business shall be disregarded and no action shall be taken on such proposed nomination or business. Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Bylaw, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(E)    In addition to the requirements of this Section 14 with respect to any nomination proposed to be made at a meeting, each stockholder, beneficial owner or Stockholder Associated Person providing notice as to nominations pursuant to this Section 14 shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, (i) no such stockholder, beneficial owner or Stockholder Associated Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder, beneficial owner or Stockholder Associated Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner and (ii) if any such stockholder, beneficial owner or Stockholder Associated Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the corporation shall disregard the nomination of each such proposed nominee notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any such stockholder, beneficial owner or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
Section 15.    Required Vote for Directors.
(A)    Majority Vote. Except as otherwise required by law or by the certificate of incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholder of the corporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Bylaw, “a majority of the votes cast” shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” that director’s election).
(B)    If a nominee who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the board of directors in accordance with the agreement contemplated by Section 16 of this Article II of these Bylaws. The Governance Committee shall make a recommendation to the board of directors on whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall act on the tendered resignation, taking into account the Committee’s recommendation and publicly disclose (in a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.
The Governance Committee in making its recommendation, and the board of directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the board of directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the board of directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 4 of Article III of these Bylaws or may decrease the size of the board of directors pursuant to the provisions of Section 2 of Article III of these Bylaws.
Section 16.    Submission of Questionnaire, Representation and Agreement.
To be eligible to be a nominee for election or reelection as a director of the corporation, a person being nominated by a stockholder must deliver in accordance with the time periods prescribed for delivery of notice under Section 14 of this Article II) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) will abide by the requirements of Sections 14 and 15 of this Article II, (B) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) agrees to comply with the corporation’s outside directors stock ownership policies, if any, and (E) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading, and other policies and guidelines of the corporation.
Section 17.    Proxy Access.
(A)    Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 17, the corporation shall include in its proxy statement, on its form of proxy and on any ballot distributed at such annual meeting—in addition to any persons nominated for election by the board of directors or any committee thereof—the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 17 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 17 (the “Notice of Proxy Access Nomination”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 17. For purposes of this Section 17, in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies” as such term is defined in Section 12(d)(1) (G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period (as defined in Section 17(E) below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (as defined in Section 17(E) below) shall apply to the ownership of the group in the aggregate. For purposes of this Section 17, the “Required Information” that the corporation will include in its proxy statement is the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and, if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 17, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(B)    To be timely, the Notice of Proxy Access Nomination must be addressed in writing to the Secretary at the principal executive offices of the corporation and received by the Secretary of the corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the corporation issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the corporation no earlier than one hundred fifty (150) days before such annual meeting and no later than the later of one hundred twenty (120) days before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in Section 14(C)(2) of Article II of these Bylaws) of the date of such meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described herein.
(C)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (1) two and (2) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 17 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following individuals shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 17 has been reached: (1) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 17 whom the board of directors decides to nominate as a nominee of the board of directors, (2) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 17 but whose nomination is subsequently withdrawn, (3) any individual who was previously elected to the board of directors as a Stockholder Nominee at any of the preceding two annual meetings and who is nominated for election at such annual meeting by the board of directors as a board nominee and (4) any directors in office or director candidates that, in each case, will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or understanding between the corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder or group of stockholders from the corporation). Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 17 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the maximum number of nominees provided for in this Section 17. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the maximum number of nominees provided for in this Section 17, the highest ranking Stockholder Nominee who meets the requirements of this Section 17 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 17 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 17 (y) thereafter is nominated by the board of directors or (z) thereafter is not included in the corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Nominating Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the board of directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 17, no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.
(D)    For purposes of this Section 17, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both:
(1)    the full voting and investment rights pertaining to the shares; and
(2)    the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:
(x)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;
(y)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or
(z)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:
(i)    reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or
(ii)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.
A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 17, the term

“affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 17.
(E)    In order to make a nomination pursuant to this Section 17, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the corporation in accordance with this Section 17 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 17, the “Required Ownership Percentage” shall be 3% or more. For purposes of this Section 17, the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 17 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation:
(1)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(2)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act;
(3)    the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 14 of Article II of these Bylaws;
(4)    the consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected;
(5)    a representation that the Eligible Stockholder:
(a)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,
(b)    presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting,
(c)    has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Stockholder Nominee(s),
(d)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting, other than its Stockholder Nominee(s) or a nominee of the board of directors,

(e)    agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material,
(f)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and
(g)    as to any two or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five business days after the date of the Notice of Proxy Access Nomination, will provide to the corporation documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy the requirements of the second sentence of subsection (A) of this Section 17;
(6)    an undertaking that the Eligible Stockholder agrees to:
(a)    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation;
(b)    indemnify and hold harmless the corporation and each of its current and former directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its current and former directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 17; and
(c)    file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and
(7)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(F)    Within the time period specified in this Section 17 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the corporation (which shall be deemed to be part of the Stockholder Notice for purposes of this Section 17):
(1)    the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a director by Section 14 of Article II of these Bylaws;
(2)    a written representation and agreement that such person:
(a)    will act as a representative of all of the stockholders of the corporation while serving as a director and

(b)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).
The Stockholder Nominee must submit the questionnaire, representation and agreement (completed and signed) described in Section 16 of Article II of these Bylaws (which shall be deemed to be part of the Stockholder Notice for purposes of this Section 17). At the request of the corporation, the Stockholder Nominee(s) must submit all other completed and signed questionnaires required of directors and officers of the corporation. The corporation may request such additional information as necessary to permit the board of directors to determine if each Stockholder Nominee satisfies the requirements of this Section 17 or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors.
(G)    In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation in writing of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 17.
(H)    The corporation shall not be required to include, pursuant to this Section 17, a Stockholder Nominee in its proxy materials for any meeting of stockholders, any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation:
(1)    if the Secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder has nominated any person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 14 of Article II of these Bylaws;
(2)    who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors in its sole discretion;
(3)    whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation;
(4)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(5)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(6)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(7)    if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof, in each case, in its sole discretion; or
(8)    the Eligible Stockholder or applicable Stockholder Nominee breaches or fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Section 17 and any agreement, representation or undertaking required by this Section 17.
(I)    Notwithstanding anything to the contrary set forth herein, the board of directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(1)    the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 17, as determined by the board of directors, any committee thereof or the chairman of the meeting of stockholders, in each case, in its or his sole discretion; or
(2)    the Eligible Stockholder (or a qualified representative (as defined in Section 14 of Article II of these Bylaws) thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 17.
(J)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 17 for the next two annual meetings. For the avoidance of doubt, this Section 17(J) shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 14 of Article II of these Bylaws.
(K)    The board of directors (or any other person or body authorized by the board of directors) shall have the exclusive power and authority to interpret the provisions of this Section 17 of these Bylaws and make all determinations related to any person, facts or circumstances deemed necessary or advisable in connection with this Section 17. All such actions, interpretations and determinations that are done or made by the board of directors (or any other person or body authorized by the board of directors) shall be final, conclusive and binding on the corporation, the stockholders and all other parties.
(L)    No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 17 per each annual meeting of stockholders.
(M)    This Section 17 shall be the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials other than with respect to Rule 14a-19 of the Exchange Act to the extent applicable with respect to form of proxies.

ARTICLE III

DIRECTORS
Section 1.    Powers.
Subject to the provisions of the General Corporation Law and any limitations in the certificate of incorporation and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:
(a)    Select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the certificate of incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.
(b)    Change the principal executive office or the principal business office from one location to another; cause the corporation to be qualified to do business in any state, territory, dependency, or foreign country; designate any place, if any, for the holding of any stockholders’ meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.
(c)    Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled or tangible or intangible property actually received.
(d)    Borrow money and incur indebtedness for the purpose of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.
Section 2.    Number and Qualification of Directors.
The number of directors of the corporation shall be fixed from time to time by resolution duly approved by the board of directors.
Section 3.    Election and Term of Office of Directors.
Subject to the certificate of incorporation, directors shall be elected at each annual meeting of the stockholders. All directors shall hold office for a term of one year and until their respective successors are duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Irrespective of the preceding sentence, a director shall no longer be qualified for service as a director upon the expiration of the director’s term at the first annual meeting following his or her 72nd birthday.

Section 4.    Vacancies and Newly Created Directorships.
Vacancies and newly created directorships on the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall hold office for the remainder of the term of the person whom he or she succeeds and until a successor has been elected and qualified.
A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, retirement, resignation, disqualification or removal of any director, or if the authorized number of directors be increased.
Any director may resign or voluntarily retire upon giving notice in writing or by electronic transmission to the chairman of the board, the president, the secretary or the board of directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the board of directors may elect a successor to take office when the retirement or resignation becomes effective.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
Section 5.    Place of Meetings and Telephonic Meetings.
Regular meetings of the board of directors may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or other communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.
Section 6.    Annual Meetings.
Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and transaction of other business. Notice of this meeting shall not be required.
Section 7.    Other Regular Meetings.
Other regular meetings of the board of directors shall be held at such date and time as shall from time to time be determined by the board of directors. Such regular meetings may be held without notice provided that notice of any change in the determination of the date or time of such meeting shall be sent to all of the directors. Notice of a change in the determination of the date or time shall be given to each director in the same manner as for notice of special meetings of the board of directors.
Section 8.    Special Meetings.
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board of directors or the president or any vice president or the secretary or by a majority of all the directors then in office.

Notice of the date, time and place, if any, of special meetings shall be delivered personally or by telephone or by electronic transmission to each director or sent by first-class mail, postage prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone, or electronic transmission, it shall be delivered personally, or by telephone, or electronic transmission at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.
Section 9.    Quorum.
A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors.
Section 10.    Waiver of Notice.
The actions of the board of directors at any meeting thereof, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present gives a waiver of notice. The waiver of notice need not specify the purpose of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
Section 11.    Adjournment.
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
Section 12.    Notice of Adjournment.
Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the adjourned meeting, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.
Section 13.    Action Without Meeting.
Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, shall consent to such action in writing or by electronic transmission in compliance with applicable law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the board of directors or committee. Such failing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 14.    Fees and Compensation of Directors.
Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.
Section 15.    Chairman of the Board.
The board of directors may, by resolution, select a member of the board of directors to act as chairman of the board. The chairman of the board shall preside over the meetings of the board of directors and shall have such other duties as may be delegated to the chairman by the board of directors. The chairman of the board shall not be an officer of the corporation, unless otherwise provided by resolution of the board of directors.
ARTICLE IV

COMMITTEES
Section 1.    Committees of Directors.
The board of directors has elected to be governed by Section 141(c)(2) of the DGCL and may, by resolution adopted by the board of directors, designate one or more committees, including an executive committee, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:
(a)    approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to the stockholders for approval; or
(b)    adopting, amending or repealing any Bylaw of the corporation.
Section 2.     Meetings and Action of Committees.
Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections 5 (place of meetings and telephonic meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment) and 13 (action without meetings), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolution of the board of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS
Section 1.    Officers.
The officers of the corporation shall be the chief executive officer, the president, a vice president, a secretary and a chief financial officer or treasurer. The corporation may also have, at the discretion of the chief executive officer or the board of directors, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.
Section 2.    Election of Officers.
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen annually by the board of directors, and each shall hold his or her office until he or she shall resign or be removed or otherwise disqualified to serve or his or her successor shall be elected and qualified.
Section 3.    Subordinate Officers, etc.
The chief executive officer or the board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the chief executive officer or the board of directors may from time to time determine.
Section 4.    Removal and Resignation of Officers.
Any officer may be removed, either with or without cause, by the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
Any officer may resign at any time by giving notice in writing or by electronic transmission to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 5.    Vacancies in Office.
A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
Section 6.    Chief Executive Officer.
The chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation. If so determined by resolution of the board of directors, the chairman of the board shall also be the chief executive officer.

Section 7.    President.
The president shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him by the chief executive officer or by the board of directors, or as may be prescribed by the Bylaws. If so determined by resolution of the board of directors, the president shall also be the chief executive officer and/or the chief operating officer.
Section 8.    Vice Presidents.
In the absence or disability of the president, a vice president designated by the board of directors shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws.
Section 9.    Secretary.
The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a stock register, or a duplicate register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by the Bylaws or by law to be given, and he or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the Bylaws.
Section 10.    Chief Financial Officer; Treasurer.
The chief financial officer or treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.
The chief financial officer or treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the chief executive officer or the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the chief executive officer or the board of directors, shall render to the chief executive officer or the board of directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the chief executive officer, the board of directors or the Bylaws.

Section 11.    Assistant Secretaries and Assistant Treasurers.
Any assistant secretary may perform any act within the power of the secretary, and any assistant treasurer may perform any act within the power of the treasurer, subject to any limitations which may be imposed in these Bylaws or in board resolutions.
ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS
Section 1.    Indemnification and Insurance.
(A)    Each person (a “covered person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by applicable law , against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such covered person in connection therewith and such indemnification shall continue as to a covered person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the corporation shall indemnify any such covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such covered person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Bylaw shall be a contract right that vests at the time that such covered person’s service to or at the request of the corporation commences. The corporation shall also to the fullest extent permitted by applicable law pay the expenses incurred by a covered person in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the covered person requesting such advance or advances from time to time; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such covered person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.
(B)    To obtain indemnification under this Bylaw, a covered person shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the covered person and is reasonably necessary to determine whether and to what extent the covered person is entitled to indemnification. Upon written request by a covered person for indemnification pursuant to the first sentence of this paragraph (B) and following final disposition of such proceeding, a determination, if required by applicable law, with respect to the covered person’s entitlement thereto shall be made as follows: (1) if requested by the covered person, by independent counsel (as hereinafter defined), or (2) if no request is made by the covered person for a determination by independent counsel, (i) by a majority vote of the disinterested directors (as hereinafter defined) even though less than a quorum, or (ii) by a committee of disinterested directors designated by a majority vote of such disinterested directors, even though less than a quorum, or (iii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent counsel in a written opinion to the board of directors, a copy of which shall be delivered to the covered person, or (iv) by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the covered person, the independent counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the 2017 Incentive Award Plan as it may be amended and/or restated from time to time in accordance with its terms, in which case the independent counsel shall be selected by the covered person unless the covered person shall request that such selection be made by the board of directors. If it is so determined that the covered person is entitled to indemnification, payment to the covered person shall be made within 10 days after such determination.
(C)    If a claim under paragraph (A) of this Bylaw for indemnification (following the final disposition of such proceeding) is not paid in full by the corporation within 60 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the corporation or if a claim under paragraph (A) of this Bylaws for advancement of expenses if not paid in full by the corporation with 30 days after the corporation has received a statement or statements requesting such amounts to be advanced, the covered person may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the covered person shall be entitled to be paid also the expense of prosecuting such claim, including attorney’s fees to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the covered person has not met the standard of conduct which makes it permissible under the General Corporation Law for the corporation to indemnify the covered person for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the covered person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent counsel or stockholders) that the covered person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the covered person has not met the applicable standard of conduct.
(D)    If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the covered person is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.
(E)    The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.
(F)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the corporation, the board of directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(G)    The corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law. To the extent that the corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.
(H)    The corporation may, to the extent authorized from time to time by the board of directors or the chief executive officer, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the corporation.
(I)    If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(2)    to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(J)    For purposes of this Bylaw:
(1)     “disinterested director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the covered person.
(2)     “independent counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the covered person in an action to determine the covered person’s rights under this Bylaw.
(K)    Any notice, request or other communication required or permitted to be given to the corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

Section 2.    Fiduciaries of Corporate Employee Benefit Plan.
This Article VI does not apply to any proceeding against any third party trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article VI. Nothing contained in this Article VI shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by Section 410 of the Employee Retirement Income Security Act of 1974, as amended, other than this Article VI.
ARTICLE VII

GENERAL CORPORATE MATTERS
Section 1.    Record Date for Purposes Other Than Notice and Voting.
For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, a record date, which shall not precede the date upon which the resolutions fixing the record date is adopted and which shall not be more than sixty (60) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the General Corporation Law.
If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 2.    Checks, Drafts, Evidences of Indebtedness.
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.
Section 3.    Corporate Contracts and Instruments; How Executed.
The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
Section 4.    Stock Certificates.
The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation, including, but not limited to, the Chairman, the Vice Chairman of the board of directors, if any, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 5.    Lost Certificates.
Except as hereinafter in this Section 5 provided, no new stock certificate shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may in case any stock certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate or uncertificated share in lieu thereof, upon such terms and conditions as the corporation may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated share.
Section 6.    Representation of Stock of Other Corporations.
The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all stock or other equity interest of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all stock by the corporation in any other corporation or corporations, or other entity or entities, may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.
Section 7.    Construction and Definitions.
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of the Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
Section 8.    Seal.
The seal of the corporation shall be round and shall bear the name of the corporation and words and figures denoting its organization under the laws of the State of Delaware and year thereof, and otherwise shall be in such form as shall be approved from time to time by the board of directors.

ARTICLE VIII

AMENDMENTS
Section 1.    Amendment by Stockholders.
New Bylaws may be adopted or these Bylaws may be amended or repealed by the majority of shares represented and entitled to vote, considered for purposes of this Section 1 as one class, provided that a quorum exists as defined by Article II, Section 6 of these Bylaws.
Section 2.    Amendment by Directors.
Subject to the rights of the stockholders as provided in Section 1 of this Article VIII, to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the board of directors.